   As filed with the Securities and Exchange Commission on December 13, 1996

                                                     Registration No. __________

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                        -------------------------------

                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933

                       THE GUARANTEE LIFE COMPANIES INC.
                ----------------------------------------------
             (Exact name of registrant as specified in its charter)

                       Delaware                         47-0785066
            ----------------------------------          ----------
              (State or other jurisdiction of       (I.R.S. Employer
              incorporation or organization)        Identification No.)


                    Guarantee Centre
                8801 Indian Hills Drive
                     Omaha, Nebraska                       68114
         ----------------------------------------          -----
         (Address of principal executive offices)        (Zip code)



                       THE GUARANTEE LIFE COMPANIES INC.
                         1994 LONG TERM INCENTIVE PLAN

                       THE GUARANTEE LIFE COMPANIES INC.
                         DIRECTORS STOCK INCENTIVE PLAN

                        GUARANTEE LIFE INSURANCE COMPANY
                         THRIFT SAVINGS PLAN AND TRUST
                         -----------------------------
                           (Full title of the plans)

        Richard A. Spellman, Esq.
         Senior Vice President,
     General Counsel and Secretary
            Guarantee Centre
         8801 Indian Hills Drive
          Omaha, Nebraska 68114                          (402) 361-7300
 ----------------------------------------                --------------
 (Name and address of agent for service)       (Telephone number, including area
                                                   code, of agent for service)


                                   Copies to:
                             ----------------------
                             Joe E. Armstrong, Esq.
                                   Kutak Rock
                               1650 Farnam Street
                             Omaha, Nebraska 68102
                                (402) 346-6000

                       Calculation of Registration Fee

===============================================================================

                                                        Proposed          Proposed Maximum       Amount of
    Title of Securities          Amount to be         Maximum Offering        Aggregate        Registration
     to be Registered           Registered/(1)/       Price Per Share      Offering Price           Fee
-------------------------    ---------------------    ----------------    ----------------     ------------
Common Stock,                  423,619 shares/(2)/      $13.00/(3)/      $  5,507,047/(3)/      $ 1,668.80
par value $0.01 per share        5,200 shares/(2)/      $16.50/(3)/      $     85,800/(3)/      $    26.00
                                10,000 shares/(2)/      $17.375/(3)/     $    173,750/(3)/      $    52.65
                                 5,000 shares/(2)/      $19.50/(3)/      $     97,500/(3)/      $    29.55
                               302,009 shares/(2)/      $19.375/(4)/     $  5,851,424/(4)/      $ 1,773.16

Common Stock,                   30,000 shares/(5)/      $17.125/(3)/      $   513,750/(3)/      $   155.68
par value $0.01 per share       60,000 shares/(5)/      $19.375/(4)/      $ 1,162,500/(4)/      $   352.27

Common Stock,                1,000,000 shares/(6)/      $19.375/(4)/      $19,375,000/(4)/      $ 5,871.21
par value $0.01 per share

Total                        1,835,828 shares                             $32,766,771 (3),(4)   $ 9,929.32

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares which may be issued under the Registrant's 1994 Long Term Incentive Plan and Directors Stock Incentive Plan as a result of stock splits, stock dividends or similar transactions in accordance with the provisions of these plans and an indeterminate amount of interests to be offered or sold pursuant to the Guarantee Life Insurance Company Thrift Savings Plan and Trust described herein.

(2) The number of shares indicated are issuable under the Registrant's 1994 Long Term Incentive Plan.

(3) Estimated pursuant to Rule 457(h) solely for purposes of calculating the registration fee, based on the exercise price of the stock options as indicated in the table.

(4) Estimated pursuant to Rule 457(h) and (c) solely for purposes of calculating the registration fee. The price per share is estimated to be $19.375 based on the average of the high ($19.625) and low ($19.125) trading prices for the Common Stock in the NASDAQ National Market on December 9, 1996, as reported in the Wall Street Journal on December 10, 1996.

(5) The number of shares indicated are issuable under the Registrant's Directors Stock Incentive Plan.

(6) The number of shares indicated are being registered under the Guarantee Life Insurance Company Thrift Savings Plan and Trust.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

     The following documents, previously filed with the Securities and Exchange Commission by The Guarantee Life Companies Inc. (the "Registrant") and concurrently filed herewith by the Guarantee Life Insurance Company Thrift Savings Plan and Trust pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

          (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

          (b) the Annual Report on Form 11-K for the fiscal year ended September 30, 1996 of the Guarantee Life Insurance Company Thrift Savings Plan and Trust which is being filed concurrently with this Registration Statement;

          (c) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above;

          (d) the description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 13, 1995.

     Each document filed by the Registrant or the Guarantee Life Insurance Company Thrift Savings Plan and Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing such documents.

ITEM 4.  Description of Securities.

     Not Applicable.

ITEM 5.  Interests of Named Experts and Counsel.

     The legal validity of the shares of Common Stock to be originally issued by the Registrant under the Registrant's 1994 Long Term Incentive Plan and its Directors Stock Incentive Plan pursuant to this Registration Statement is being passed upon by Richard A. Spellman, Senior Vice President, General Counsel and Secretary of the Registrant. As of December 1, 1996, Mr. Spellman beneficially owned 3,300 shares of Common Stock of the Registrant and options exercisable for an additional 19,889 shares of Common Stock of the Registrant.

ITEM 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law, as amended, provides with regard to indemnification of directors and officers as follows:

     "Section 145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

     Article V of the Registrant's Amended and Restated Bylaws provides with regard to indemnification of director and officers as follows:

                                      (S)

                                  "ARTICLE V

                                INDEMNIFICATION

     Section 5.1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation (including Guarantee Life Insurance Company) or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in
Section 5.2 of this Article V with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this
Section 5.1 of this Article V shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); and provided, further, that, if the General Corporation Law of the State of Delaware requires it, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article V or otherwise (hereinafter an "undertaking").

     Section 5.2.  RIGHT OF INDEMNITEE TO BRING SUIT.  If a claim under Section
5.1 of this Article V is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article V or otherwise shall be on the Corporation.

     Section 5.3. NONEXCLUSIVITY OF RIGHTS. The rights of indemnification and to the advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, bylaw, contract, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 5.4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

     Section 5.5. INDEMNIFICATION OF AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article V or as otherwise permitted under the General Corporation Law of the State of Delaware with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     Section 5.6. INDEMNIFICATION CONTRACTS. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than those provided for in this Article V.

     Section 5.7. EFFECT OF AMENDMENT. Any amendment, repeal or modification of any provision of this Article V by the stockholders or the directors of the Corporation shall not adversely affect any right to protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification."

     Section 102(b)(7) of the Delaware General Corporation Law, as amended, provides with regard to the limitation of liability of directors and officers as follows:

          "(b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

                                    * * * *

          (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and
     (y) to such other persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with subsection (a) of (S) 141 of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title."

     Article VIII of the Registrant's Amended and Restated Certificate of Incorporation provides with regard to limitation of liability of directors and officers as follows:

                                 "ARTICLE VIII

     Section 1. A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of the director (a) for any breach of his duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derives an improper personal benefit.
If the General Corporation Law of the State of Delaware is amended after the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     Section 2. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or the Corporation existing at the time of such repeal or modification."

     The Registrant maintains a director and officer insurance policy which insures the directors and officers of the Registrant against damages, judgments, settlements and costs incurred by reason of certain wrongful acts committed by such persons in their capacities as directors and officers.

ITEM 7.  Exemption from Registration Claimed.
-------

     Not Applicable

ITEM 8.  Exhibits.

     The following is a complete list of exhibits filed as part of this Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

Exhibit
Number                                     Description
-------                               ----------------------

 4(a) Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant's Form 10-K for the fiscal year ended December 31, 1995 (Commission File No. 0-27688).

 4(b) Amended and Restated Bylaws of the Registrant (incorporated by reference to the Registrant's Form 10-K for the fiscal year ended December 31, 1995 (Commission File No. 0-27688).

 4(c) Form of Certificate of the Registrant's Common Stock, par value $0.01 per share (incorporated by reference to Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (Commission File No. 33-92992) filed with the Commission on October 11, 1995.)

 4(d) The Registrant's 1994 Long Term Incentive Plan (incorporated by reference to the Registrant's Registration Statement on Form S-1 (Commission File No. 33-92992) filed with the Commission on June 1, 1995.)

 4(e) Amendment No. 1 to the Registrant's 1994 Long Term Incentive Plan (incorporated by reference to Amendment No. 7 to the Registrant's Registration Statement on Form S-1 (Commission File No. 33-92992) filed with the Commission on December 12, 1995.)

 4(f)     Amendment No. 2 to the Registrant's 1994 Long Term Incentive Plan.

 4(g) Form of the Incentive Stock Option Agreement under the Registrant's 1994 Long Term Incentive Plan.

 4(h) Form of the Nonqualified Stock Option Agreement under the Registrant's 1994 Long Term Incentive Plan.

 4(i) The Registrant's Directors Stock Incentive Plan (incorporated by reference to the Registrant's Form 10-Q for the period ended June 30, 1996 (Commission File No. 0-27688).

 4(j) Amendment No. 1 to the Registrant's Directors Stock Incentive Plan (incorporated by reference to the Registrant's Form 10-Q for the period ended September 30, 1996 (Commission File No. 0-27688).

 4(k) Form of the Nonqualified Stock Option Agreement under the Registrant's Directors Stock Incentive Plan.

 5        Opinion and Consent of Richard A. Spellman

 23(a)    Consent of Richard A. Spellman is contained in his opinion filed as
          Exhibit 5

 23(b)    Consent of KPMG Peat Marwick LLP

 23(c)    Consent of KPMG Peat Marwick LLP

 24       Powers of Attorney

     The Registrant hereby undertakes that it will submit or has submitted the Guarantee Life Insurance Company Thrift Plan and Trust and any amendment thereto, required to be filed with the Internal Revenue Service ("IRS"), to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

ITEM 9.  Undertakings

     The undersigned Registrant hereby undertakes:

          (a)(l) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and each filing of the Guarantee Life Insurance Company Thrift Savings Plan and Trust annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) That, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant as described in Item 6 hereof or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on December 13, 1996.



                                    THE GUARANTEE LIFE
                                    COMPANIES INC.


                                    By /s/ Richard A. Spellman
                                       -------------------------------
                                       Richard A. Spellman,
                                       Senior Vice President

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities as of December 13, 1996.


         Signature                        Title
         ---------                        -----

/s/ Robert D. Bates*         Chairman of the Board,
---------------------------  Director, President and Chief
Robert D. Bates              Executive Officer
                             (Principal Executive Officer)

/s/ William L. Bauhard       Senior Vice President and
---------------------------  Chief Financial Officer
William L. Bauhard           (Principal Financial Officer)

/s/ John E. Burch            Vice President and Controller
---------------------------
John E. Burch

/s/ Frederick M. Bekins*     Director
---------------------------
Frederick M. Bekins

/s/ Clyde R. Bell*           Director
---------------------------
Clyde R. Bell

/s/ John R. Cochran*         Director
---------------------------
John R. Cochran

/s/ Eugene A. Conley*        Director
---------------------------
Eugene A. Conley

/s/ Theodore C. Cooley*      Director
---------------------------
Theodore C. Cooley

/s/ Thomas T. Hacking*       Director
---------------------------
Thomas T. Hacking

/s/ James M. McClymond*      Director
---------------------------
James M. McClymond

/s/ Bernard W. Reznicek*     Director
---------------------------
Bernard W. Reznicek

/s/ Adrian J. Scribante*     Director
---------------------------
Adrian J. Scribante

/s/ Janice D. Stoney*        Director
---------------------------
Janice D. Stoney

/s/ William F. Welsh, II*    Director
---------------------------
William F. Welsh, II


                                 /s/ Richard A. Spellman
                                 -----------------------
* By Richard A. Spellman,        Richard A. Spellman as attorney in fact for
  as attorney in fact            the individuals as indicated.

  Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on December 13, 1996.

                                 GUARANTEE LIFE INSURANCE COMPANY
                                 THRIFT SAVINGS PLAN AND TRUST



                                 /s/ David L. Bomberger
                                 ------------------------------------
                                 David L. Bomberger, Trustee



                                 /s/ Saralee L. Ryan
                                 ------------------------------------
                                 Saralee L. Ryan, Trustee



                                 /s/ Richard A. Spellman
                                 ------------------------------------
                                 Richard A. Spellman, Trustee

                                 EXHIBIT INDEX


Exhibit
Number                           Description
4(a)       Amended and Restated Certificate of Incorporation of the
           Registrant
           (incorporated by reference to the Registrant's Form 10-K for the fiscal year ended December 31, 1995 (Commission File
           No. 0-27688).

4(b) Amended and Restated Bylaws of the Registrant (incorporated by reference to the Registrant's Form 10-K for the fiscal year ended
           December 31, 1995 (Commission File No. 0-27688).

4(c)       Form of Certificate of the Registrant's Common Stock, par value
           $0.01 per share (incorporated by reference to Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (Commission
           File No. 33-92992) filed with the Commission on October 11, 1995.)

4(d) The Registrant's 1994 Long Term Incentive Plan (incorporated by reference to the Registrant's Registration Statement on Form S-1
           (Commission File No. 33-92992) filed with the Commission on
           June 1, 1995.)

4(e)       Amendment No. 1 to the Registrant's 1994 Long Term Incentive
           Plan (incorporated by reference to Amendment No. 7 to the Registrant's Registration Statement on Form S-1 (Commission File
           No. 33-92992) filed with the Commission on December 12, 1995.)

4(f)       Amendment No. 2 to the Registrant's 1994 Long Term Incentive
           Plan.

4(g)       Form of the Incentive Stock Option Agreement under the
           Registrant's 1994 Long Term Incentive Plan.

4(h)       Form of the Nonqualified Stock Option Agreement under the
           Registrant's 1994 Long Term Incentive Plan.

4(i) The Registrant's Directors Stock Incentive Plan (incorporated by reference to the Registrant's Form 10-Q for the period ended June
           30, 1996 (Commission File No. 0-27688).

4(j)       Amendment No. 1 to the Registrant's Directors Stock Incentive Plan
           (incorporated by reference to the Registrant's Form 10-Q for the period ended September 30, 1996 (Commission File No. 0-27688).

4(k)       Form of the Nonqualified Stock Option Agreement under the
           Registrant's Directors Stock Incentive Plan.

5          Opinion and Consent of Richard A. Spellman

23(a) Consent of Richard A. Spellman is contained in his opinion filed as Exhibit 5

23(b)      Consent of KPMG Peat Marwick LLP

23(c)      Consent of KPMG Peat Marwick LLP

24         Powers of Attorney